UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2020

GCP Applied Technologies Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-37533	47-3936076
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

62 Whittemore Avenue Cambridge, Massachusetts
02140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 876-1400

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GCP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.45 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 2, 2020 GCP Applied Technologies Inc. (“GCP”) and IQHQ, L.P. entered into a Real Estate Purchase and Sale Agreement (the “Agreement”) for the sale of GCP’s corporate headquarters located at 62 Whittemore Avenue, Cambridge Massachusetts 02140 for a purchase price of $125,000,000. The Agreement also contains a lease back provision to allow GCP to remain in its current location for up to twenty-four (24) months. Consummation of the sale is subject to customary closing conditions and is anticipated to close in the quarter ending September 30, 2020.

A copy of the Agreement is included as Exhibit 10.1. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is incorporated herein by reference.

Item 8.01	Other Events.

On July 8, 2020, GCP issued a press release announcing the Agreement. A copy of this press release is filed as Exhibit 99.1 to this Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1*	Real Estate Purchase and Sale Agreement by and between GCP Applied Technologies Inc. and IQHQ, L.P. with an effective date of July 2, 2020.

99.1	Press release issued by GCP Applied Technologies Inc. on July 8, 2020.

*	Certain exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted exhibit will be furnished as a supplement to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GCP Applied Technologies Inc.

Date: July 8, 2020	By:	/s/ James E. Thompson
	Name:	James E. Thompson
	Title	Vice President, General Counsel and Secretary